UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
October 28, 2019
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
6634 Hwy 53
Braselton, GA 30517
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FOXF	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Amendment No. 1 to the Current Report on Form 8-K (this “Form 8-K/A”) amends the Current Report on Form 8-K of Fox Factory Holding Corp. (the “Company”) filed with the Securities and Exchange Commission on November 1, 2019 (the “Original Form 8-K”), which reported, among other things, the appointment of John Blocher to serve as Interim Chief Financial Officer and Interim Treasurer of the Company, effective November 2, 2019. This Form 8-K/A is being filed solely to provide certain information regarding Mr. Blocher’s compensatory and other arrangements called for in Item 5.02 of Form 8-K that had not been determined at the time of filing of the Original Form 8-K.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported, on October 28, 2019, the Board of Directors of the Company appointed Mr. Blocher as the Company’s Interim Chief Financial Officer and Interim Treasurer, effective November 2, 2019. In connection with this appointment, on December 2, 2019, the Company and Mr. Blocher entered into an Employment Agreement (the “Blocher Agreement”) with an effective date of November 2, 2019 (the “Effective Date”). A summary of the material terms and conditions of the Blocher Agreement is set forth below.
From the Effective Date until the Company’ appoints a permanent Chief Financial Officer, Mr. Blocher will serve as the Interim Chief Financial Officer and Interim Treasurer and will have the normal duties, responsibilities, functions and authority customarily associated therewith and such other duties and responsibilities as may be appropriately assigned from time to time. In exchange for such services, the Company will pay Mr. Blocher a base salary of $260,000 per year (the “Base Salary”), payable in accordance with the Company’s customary payroll practices. The Company will also pay Mr. Blocher a bonus (the “Interim Role Bonus”), the amount of which will be determined based upon the period of time Mr. Blocher serves as the Interim Chief Financial Officer and Interim Treasurer. Further, beginning with the fiscal year ending January 3, 2020, Mr. Blocher will be eligible to receive a Retention and Performance Bonus (the “Bonus”), which will be calculated in accordance with the terms of the Blocher Agreement. Mr. Blocher will also be eligible to receive awards of stock options, restricted stock or other equity awards pursuant to any plans or arrangements the Company may have in effect from time to time. In addition to the foregoing, the Blocher Agreement provides for the ability to participate in Company employee benefit plans on the same terms as other similarly situated executive officers. The Blocher Agreement also entitles Mr. Blocher to certain compensation and benefits upon termination of his employment under specified circumstances.
The foregoing summary of the Blocher Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the complete text of the Blocher Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is filed herewith:

Exhibit Number	Description
10.1	Employment Agreement, effective November 2, 2019, between Fox Factory Holding Corp. and John E. Blocher.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.
Date:	December 3, 2019	By:	/s/ Michael C. Dennison

Michael C. Dennison
Chief Executive Officer